Annex I
                                       to
                                  Note Purchase
                                    Agreement

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS. THE ISSUANCE TO THE HOLDER OF THIS NOTE OF THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE AND IN PAYMENT OF INTEREST ON THIS NOTE ARE NOT COVERED BY A REGISTRATION STATEMENT UNDER THE 1933 ACT OR REGISTRATION UNDER STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED, AND SUCH SHARES MUST BE ACQUIRED, FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE 1933 ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS NOTE IS ISSUED PURSUANT TO A NOTE PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 8, 1997, BY AND BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THIS NOTE, AS AMENDED FROM TIME TO TIME, AND THE HOLDER OF THIS NOTE AND THIS NOTE ARE SUBJECT TO CERTAIN OF THE TERMS OF THE NOTE PURCHASE AGREEMENT.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS PROVIDED IN SECTION 8.7.

The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of SECTION 2.3(b), following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.


                                   SUGEN, INC.

                        5% SENIOR CUSTOM CONVERTIBLE NOTE

No. ________                                                          $_________
New York, New York
September    , 1997

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         FOR VALUE RECEIVED,  SUGEN, INC., a Delaware  corporation  (hereinafter called the "Company"), hereby promises to pay to [INSERT NAME AND ADDRESS OF BUYER], or registered assigns (the "Holder") or order, the sum of _________ Dollars ($_________________), on the Maturity Date, and to pay interest on the unpaid principal balance hereof at the Applicable Rate from the date hereof, until the same becomes due and payable, whether at maturity or upon acceleration or by repurchase in accordance with the terms hereof or otherwise. Any amount of principal of or interest on this Note which is not paid when due shall bear interest at the Default Rate from the due date thereof until the same is paid ("Default Interest"). Interest shall be payable in arrears on each Interest Payment Date, commencing on November 15, 1997, on the principal amount outstanding on such date. Interest on this Note shall be computed on the basis of a 360-day year of 12 30-day months and actual days elapsed. No interest shall be payable on an Interest Payment Date on any portion of the principal amount of this Note which shall have been converted or redeemed prior to such Interest Payment Date so long as the Company shall have complied in full with its obligations with respect to such conversion or redemption.

         Except as otherwise specifically provided in Article VI, all payments of principal of and premium, if any, and interest on this Note shall be made in lawful money of the United States of America, or, at the option of the Company and subject to the provisions of this Note, interest payable on the Interest Payment Dates may be paid in whole or in part in fully paid and nonassessable shares of Common Stock. All cash payments shall be made by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Payment Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. Certain capitalized terms used in this Note are defined in Article VII.

         The obligations of the Company under this Note shall rank in right of payment on a parity with all other unsubordinated obligations of the Company for indebtedness for borrowed money or the purchase price of property. This Note is issued pursuant to the Note Purchase Agreement and the Holder of this Note and the Note are subject to the terms of the Note Purchase Agreement. The aggregate principal amount of this Note and the Other Notes is $17,500,000.00.

         The following terms shall apply to this Note:

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                                    ARTICLE I

                     INTEREST IN COMMON STOCK; NO PREPAYMENT

         1.1 Issuance of Common Stock in Lieu of Cash Interest.

         (a) If the Company exercises its option to make a payment of interest on this Note wholly or partly in shares of Common Stock (herein sometimes called the "Stock Payment Option"), the issuance of Payment Shares upon such exercise of the Stock Payment Option shall have been authorized by the Board of Directors of the Company.

         (b) The Company shall not be permitted to exercise the Stock Payment Option with respect to any payment of interest on this Note if:

         (i) the number of shares of Common Stock authorized, unissued and unreserved for all purposes, or held in the Company's treasury, is insufficient to pay the portion of such interest to be paid in Common Stock;

         (ii) the issuance or delivery of Payment Shares or the public resale of such Payment Shares by the Holder would require registration with or approval of any governmental authority under any law or regulation, and such registration or approval has not been effected or obtained or is not in effect and the Registration Statement is unavailable for use by the Holder for the resale of the Payment Shares; provided, however, that with respect to compliance with the securities or blue sky laws of the states of the United States, the requirements of this clause (ii) shall be deemed satisfied if at the applicable time the Company is in compliance with
     Section 8(b) of the Note Purchase Agreement;

         (iii) the Payment Shares shall not at the time of issuance have been authorized for listing, upon official notice of issuance, on the principal securities exchange on which the Common Stock is then listed and traded;

         (iv) the Computed Price for the Payment Shares is less than the par value of the Common Stock;

         (v) an Event of Default has occurred and is continuing;

         (vi) the Common Stock is neither (i) listed or admitted for trading on a national securities exchange nor (ii) quoted on Nasdaq; or

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


         (vii) the issuance of Payment Shares would result in the Holder (including all Aggregated Persons) beneficially owning more than 4.9% of the Common Stock, determined as provided in the second sentence of Section 2.1.

         (c) If the Stock Payment Option is elected, the Company shall issue and dispatch or cause to be dispatched to the Holder one or more certificates for the aggregate number of whole shares of Common Stock determined by dividing the per share Computed Price of the Common Stock on the applicable Interest Payment Date into the total amount of lawful money of the United States of America which the Holder would receive if the aggregate amount of interest on this Note which is being paid in shares of Common Stock were being paid in such lawful money; provided, however, that if in connection with any such election the Company shall have failed to notify the Holder on or before the particular Interest Payment Date that the Company has elected to use the Stock Payment Option with respect to such Interest Payment Date or to deliver the appropriate number of shares of Common Stock to the Holder within five Trading Days after the applicable Interest Payment Date, then the Company shall not be entitled to use the Stock Payment Option in respect of such Interest Payment Date, such cash interest shall be immediately due and payable and the Company shall pay the interest for such Interest Payment Date in cash with Default Interest, at the rate provided in the Note, from such Interest Payment Date until paid. No fractional shares will be issued in payment of interest on this Note. In lieu thereof, the Company may, at its option, issue a number of shares of Common Stock which reflects a rounding up to the next whole number or may pay lawful money of the United States of America in lieu of issuance of such fractional share.

         (d) If the Company exercises the Stock Payment Option with respect to a payment of interest on this Note, the Company shall deliver to the Holder, on or prior to the date on which Payment Shares for such payment of interest on this Note are to be received by the Holder, a Company Certificate setting forth (i) the total amount of the interest payment to which the Holder is entitled, (ii) the portion of the interest payment being made in Payment Shares, (iii) the number of Payment Shares allocable to such payment, as calculated pursuant to this Section 1.1, (iv) any rounding adjustment to such number or any payment necessary to be made pursuant to Section 1.1(c), (v) a brief statement of the facts requiring such adjustment, (vi) the number of Payment Shares issuable with respect to each $100 of interest on this Note after such adjustment and (vii) a brief statement that none of the conditions set forth in Section 1.1(b) has occurred and is existing. The certificates for the Payment Shares shall be duly issued in the name of the Holder or its nominee, representing the Payment Shares. Such Company Certificate shall be conclusive evidence of the correctness of the calculation of the number of Payment Shares allocable to the payments to which such Company Certificate relates and of any adjustments to such number made pursuant to this Section 1.1 in the absence of manifest error. In addition, on or before the pertinent payment date, the Company shall cause the transfer agent for the Common Stock to prepare and issue the certificates representing the Payment Shares in

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


the name of the Holder before being so delivered by the Company on the payment date.

         (e) The Payment Shares, when issued pursuant to and in compliance with this Section 1.1, shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of Common Stock; the issuance and delivery thereof will in all respects be authorized; and the issuance thereof, together with lawful money of the United States of America, if any, paid in lieu of fractional shares of such Common Stock, will be, and for all purposes shall be deemed to be, in full discharge and satisfaction of the Company's obligation to pay the interest on this Note to which such Payment Shares relate.

         (f) Upon request of the Company from time to time, the Holder shall provide information concerning the number of Payment Shares which may be issued to the Holder within the limitation provided in Section 1.1(b)(vii).

         1.2 No Prepayment, Etc. This Note may not be prepaid, redeemed or repurchased at the option of the Company prior to the Maturity Date.


                                   ARTICLE II

                    CONVERSION; CERTAIN MANDATORY REDEMPTION
                             RIGHTS AND OBLIGATIONS

         2.1 Conversion Right. The Holder shall have the right on and after the date which is 90 days after the Issuance Date to the date this Note is paid in full, to convert at any time all or from time to time any part of the outstanding and unpaid principal amount of this Note, in each such case of at least $10,000, or such lesser amount as shall remain unpaid at the time of the conversion or shall be convertible within the limitation on beneficial ownership provided in the second sentence of Section 2.1 or may be permitted from time to time by the Company in its discretion, and in each such case accrued and unpaid interest on the principal amount to be converted and Default Interest on any such interest, into fully paid and nonassessable shares of Common Stock at the Conversion Price in effect on the date the applicable Conversion Notice is given in accordance with this Note. Notwithstanding any other provision of this Note, in no event shall the Holder be entitled at any time to convert any portion of the principal amount of this Note (and accrued and unpaid interest thereon and Default Interest on any such interest) in excess of that portion of the principal amount of this Note (and accrued and unpaid interest thereon and Default Interest on any such interest) upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder (including shares of Common Stock beneficially owned by all Aggregated Persons) (other than shares of Common Stock deemed beneficially owned by the Holder or any Aggregated Person of the Holder through the ownership of (x) the unconverted portion of the principal

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


amount of this Note and the Other Notes and accrued and unpaid interest thereon and on any such interest and (y) the unconverted or unexercised portion of any instrument which contains limitations similar to those set forth in this sentence) and (2) the number of shares of Common Stock issuable upon conversion of the portion of the principal amount of this Note and accrued and unpaid interest thereon and Default Interest on any such interest with respect to which the determination in this sentence is being made, would result in beneficial ownership by the Holder and all Aggregated Persons of the Holder of more than 4.9% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with
Section 13(d) of the 1934 Act, and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of the immediately preceding sentence. For purposes of the second preceding sentence, the Company shall be entitled to rely, and shall be fully protected in relying, on any statement or representation made by the Holder to the Company in connection with a particular conversion, without any obligation on the part of the Company to make any inquiry or investigation or to examine its records or the records of any transfer agent for the Common Stock and without any liability of the Company with respect thereto. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the sum of (1) that portion of the principal amount of this Note to be converted plus (2) accrued and unpaid interest on such principal amount to the date the Conversion Notice for such conversion is given plus (3) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (2) to the date such Conversion Notice is given, by the Conversion Price in effect on the date the Conversion Notice for such conversion is given.

         2.2 Authorized Shares. The Company covenants that, during the period the conversion rights exist, the Company will reserve from its authorized and unissued Common Stock [INSERT THE LESSER OF 20% OF THE OUTSTANDING COMMON STOCK AND 125% OF THE AGGREGATE NUMBER OF SHARES ISSUABLE UPON CONVERSION OF THIS NOTE AND THE OTHER NOTES AT THE AVERAGE OF TWO LOWEST TRADING PRICES DURING THE 20 TRADING DAYS PRIOR TO DATE THE NOTE PURCHASE AGREEMENT IS SIGNED] shares, (such amount to be subject to equitable adjustment from time to time on terms reasonably acceptable to the Holder for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring on or after the Issuance Date) to provide for the issuance of Common Stock upon the conversion in full of this Note and the Other Notes, subject to reduction from time to time by the number of shares of Common Stock issued on conversion of this Note and the Other Notes. The Company shall, from time to time, authorize and reserve additional shares of Common Stock to be issuable pursuant to the terms of this Note as shall be necessary to ensure that an adequate number of shares of Common Stock are at all times authorized and reserved for issuance upon conversion in full of this Note and the Other Notes and the payment of interest on this Note in accordance with Section 1.1 and on the Other Notes

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


in accordance with the terms thereof. The Company shall notify the Holder promptly, but in no event more than ten Business Days, after the Company so reserves additional shares of Common Stock, which notice shall set forth the number of additional shares of Common Stock so reserved. The Company represents and warrants that upon issuance, such shares of Common Stock will be duly and validly issued, fully paid and non-assessable. The Company agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of and payment of interest on this Note.

         2.3 Method of Conversion.

         (a) The right of the Holder to convert this Note shall be exercised by delivering (which may be made by telephone line facsimile transmission) to the Company and the Issuing Agent at the addresses or telephone line facsimile transmission numbers provided in or pursuant to the Transfer Agent Agreement, a Conversion Notice stating the principal amount of this Note which, together with interest and Default Interest, if any, as provided in this Note, is being converted and the number of shares of Common Stock to be issued upon such conversion. The Holder shall make reasonable efforts to deliver a copy of such Conversion Notice to the Company's legal counsel when such notice is delivered to the Company and the Issuing Agent or as soon as practical thereafter, provided that the failure to do so shall not relieve the Company or the Issuing Agent of its obligations or prejudice the Holder's rights. The number of shares of Common Stock to be issued upon each conversion of this Note shall be the number set forth in the applicable Conversion Notice, which number shall be conclusive absent manifest error. The Company shall notify the Holder of any claim by the Company of manifest error in a Conversion Notice within two Trading Days after the Holder gives such Conversion Notice and no such claim of error shall limit or delay performance of the Company's obligation to issue upon such conversion the number of shares of Common Stock which are not in dispute. A Conversion Notice shall be deemed for all purposes to be in proper form unless the Company notifies the Holder by telephone line facsimile transmission within two Trading Days after a Conversion Notice has been given (which notice from the Company shall specify all defects in the Conversion Notice) and any Conversion Notice containing any such defect shall nonetheless be effective on the date given if the Holder promptly undertakes in writing to correct all such defects. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Holder shall be responsible for the amount of any withholding tax payable in connection with any conversion of this Note.

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         (b) If the  Holder  elects  to  convert  this Note in  accordance  with
Section 2.1, the Holder shall not be required to surrender this Note physically unless the entire unpaid principal amount of this Note is so converted. The Company shall maintain records showing the principal amount so converted and the
dates  of  such   conversions  or  shall  use  such  other  method,   reasonably
satisfactory to the Holder, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted without physical surrender of this Note to the Company as aforesaid, the Holder may not transfer this Note unless (1) the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note and (2) such transfer is otherwise in compliance with Section 8.7 hereof. The Company may by notice to the Holder from time to time require the Holder to surrender this Note in exchange for the issuance by the Company of a new Note in a principal amount equal to the outstanding principal amount of this Note and otherwise having terms identical to this Note. Such new Note shall be delivered by the Company to the Holder within three Trading Days after the Company receives this Note from the Holder in response to such notice. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

         (c) In case of any consolidation or merger of the Company with any other corporation (other than a wholly-owned subsidiary of the Company) in which the Company is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Company, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Company shall make appropriate provision or cause appropriate provision to be made so that the Holder shall have the right thereafter to convert this Note into the kind of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer or share exchange by the persons who were holders of Common Stock immediately prior to the effective date of such consolidation, merger, sale, transfer or share exchange and on a basis which preserves the economic benefits of the conversion rights of the Holder on a basis as nearly as practical as such rights existed prior to such consolidation, merger, sale, transfer or share exchange. If, in connection with any such consolidation, merger, sale, transfer or share exchange each holder of shares of Common Stock is entitled to elect to receive either securities, cash or other assets upon completion of such transaction, the Company shall provide or cause to be provided to the Holder the right to elect the securities, cash or other assets into which this Note shall be convertible after completion of any such transaction on the same terms and subject

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


to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). Notwithstanding the foregoing, in connection with any such merger, consolidation, sale, transfer or exchange, the Company shall have the right, in lieu of making provision for preservation of the economic benefits of the conversion rights of the Holder, to redeem this Note immediately after completion of such transaction at a redemption price equal to the sum of (1) the product obtained by multiplying (A) the sum of (i) the outstanding principal amount of this Note on the date of such redemption plus (ii) accrued and unpaid interest on such principal amount to the date of such redemption times (B) the applicable Business Combination Redemption Percentage plus (2) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (1)(A)(ii) at the rate provided in this Note to the date of such redemption. Such right shall be exercised by notice from the Company to the Holder stating that the Company is exercising its redemption right under this
Section 2.3(c), which notice shall be given at least 20 Trading Days (or such lesser period as the Company gives notice of such transaction to the holders of outstanding shares of Common Stock) prior to completion of such transaction. The Company shall not effect any such transaction unless the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

         Whenever the Company shall propose to take any of the actions specified in this Section 2.3(c), the Company shall cause a notice to be mailed to the Holder at least 15 days prior to the date on which the books of the Company will close or on which a record will be taken for such action. Such notice shall specify the action proposed to be taken by the Company and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be.

         (d) Upon receipt by the Company and the Issuing Agent from the Holder of a Conversion Notice meeting the requirements for conversion as provided in
Section 2.1 and this Section 2.3, the Company shall issue and deliver or cause to be issued and delivered to the Holder certificates for the Common Stock issuable upon such conversion by the close of business on the third Trading Day after the date of such receipt, and as of the close of business on the date of receipt of such Conversion Notice the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. The Holder shall also give a copy of each Conversion Notice to the Company's legal counsel, as specified in the form of Conversion Notice, but the

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


failure to give such copy shall not affect the validity of any Conversion Notice. If the Holder shall have given a Conversion Notice in accordance with the terms of this Note, the Company's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion; provided, however, that nothing herein shall limit or prejudice the right of the Company to pursue any such claim in any other manner permitted by applicable law. The occurrence of an event which requires an equitable adjustment of the Trading Price as contemplated by the definition thereof in Section 7.1 shall in no way restrict or delay the right of the Holder to receive certificates for Common Stock upon conversion of this Note and the Company shall use its best efforts to implement such adjustment on terms reasonably acceptable to the Holder within two Business Days of such occurrence. If the Company fails to issue and deliver the certificates for the Common Stock to the Holder pursuant to the first sentence of this Section 2.3(d) as and when required to do so, in addition to any other liabilities the Company may have hereunder and under applicable law, (1) the Company shall pay or reimburse the Holder on demand for all out-of-pocket expenses including, without limitation, fees and expenses of legal counsel incurred by the Holder as a result of such failure, (2) the Conversion Price applicable to such conversion shall be reduced by one-tenth of one percent of the amount thereof otherwise applicable to such conversion for each Trading Day during the period from the date the Company was required to deliver such certificates to the date the Company so delivers such certificates; provided, however, that in no event shall any such reduction be made for any Trading Day in such period which is after the date which is 120 days after the date the Company was required to deliver such certificates in connection with such conversion, and (3) the Holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing) given at any time prior to delivery to the Holder of the certificates for the shares of Common Stock issuable upon such conversion of this Note, rescind such conversion, whereupon the Holder shall have the right to convert this Note thereafter in accordance herewith; provided, however, that the Company shall not be liable to the Holder under the preceding clause (1) or clause (2) to the extent the failure of the Company to deliver or cause to be delivered such shares of Common Stock results from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, act of God or any similar event outside the control of the Company (it being understood that the actions or failure to act of the Issuing Agent shall not be deemed an event outside the control of the Company except to the extent resulting from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, the bankruptcy, liquidation or reorganization of the Issuing Agent under any bankruptcy, insolvency or other similar law or any similar event outside the control of the Issuing Agent). The Holder shall notify the Company in writing (or by telephone conversation, confirmed in writing) as promptly as practicable after becoming aware that shares of Common Stock issued on conversion of this Note have not been received as provided in this Section 2.3(d).

         (e) No fractional shares of Common Stock shall be issued upon conversion of this Note but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares converted at one time by the same holder, the Company may round the number of shares of Common Stock issued on such conversion up to the next highest whole share or may pay lawful money of the United States of America for such fractional share, based on a value of one share of Common Stock being equal to the Market Price of the Common Stock on the date the applicable Conversion Notice is given to the Company, as reported by Bloomberg, L.P.

         2.4 Limitation on Shares Issuable on Conversion; Mandatory Redemption.

         (a) Notwithstanding any other provision herein, unless the Stockholder Approval shall have been obtained from the stockholders of the Company or waived by Nasdaq, the Company shall not be required to issue upon conversion of this Note a number of shares of Common Stock in excess of the Maximum Share Amount less the number of shares of Common Stock issued pursuant to Section 1.1 from time to time in payment of interest on this Note. The Company shall maintain records which show the number of shares of Common Stock issued by the Company upon conversion from time to time of this Note and issued by the Company pursuant to Section 1.1 in payment of interest on this Note, which records shall be controlling in the absence of manifest error. Upon surrender of this Note for transfer or re-registration hereof (or, at the option of the Holder, for conversion pursuant to Section 2.1 of less than all of this Note), the Company shall make a notation on the new Note issued upon such transfer or re-registration or evidencing such unconverted portion of this Note, as the case may be, as to the remaining number of shares of Common Stock from the Maximum Share Amount remaining available for conversion of the Note evidenced by such new certificate (including, without limitation, by taking into account the number of shares of Common Stock issued by the Company pursuant to Section 1.1 in payment of interest on this Note and not previously reflected on the Note so surrendered, as shown on the records maintained by the Company). If this Note is surrendered for split-up into two or more Notes representing an aggregate principal amount equal to the principal amount of this Note at the time so surrendered (as reduced by any contemporaneous conversion of this Note), each
Note issued on such split-up shall bear a notation of the portion of the Maximum Share Amount allocated thereto determined by pro rata allocation from among the remaining portion of the Maximum Share Amount allocated to this Note at the time so surrendered. If any Other Note is converted in full, repaid, repurchased or redeemed, all of the portion of the Maximum Share Amount (as defined in such Other Note) allocated to such Other Note which remains unissued after such conversion, repayment, repurchase or redemption shall be re-allocated to this Note and the Other Notes outstanding at the close of business on the date of such conversion, repayment, repurchase or redemption of the Other Note so converted, repaid, repurchased or redeemed pro rata based on the principal amounts outstanding at the close of business on such date.

         (b) (1) If a Maximum Share Amount Inconvertibility or a Registration Restriction Inconvertibility occurs, then the Company shall promptly, but in no event later than three Business Days after each such occurrence, give an Inconvertibility Notice to the Holder (by telephone line facsimile transmission at such number as the Holder has specified in writing to the Company for such purposes or, if the Holder shall not have specified any such number, by overnight courier or first class mail, postage prepaid, at the Holder's address as the same appears on the records of the Company) and the Holder may at any time after such occurrence give an Inconvertibility Notice to the Company. If the Company shall have given or been required to give any Inconvertibility Notice, or if the Holder shall have given any Inconvertibility Notice, then within the applicable Redemption Election Period the Holder shall have the right by a Redemption Election given to the Company (which may be contained in the Inconvertibility Notice given by the Holder) to direct the Company to redeem the portion of this Note (which, if applicable, shall be all of this Note) as shall not, on the Business Day prior to the applicable Redemption Date, (x) be convertible into shares of Common Stock by reason of a Maximum Share Amount Inconvertibility or (y) be available for sale by the Holder pursuant to the Registration Statement by reason of a Registration Restriction Inconvertibility, in each such case, on the applicable Redemption Date, at a price equal to the Redemption Price; provided, however, that (1) no such redemption shall be made with respect to a Registration Restriction Inconvertibility if, prior to the expiration of the applicable Redemption Election Period, the Company and the Holder shall, by a Mandatory Redemption Waiver, waive the Company's obligation to make such redemption and (2) no such redemption shall be made with respect to a Registration Restriction Inconvertibility if (i) the Registration Statement is effective and available for use by the Holder for resale of the shares of Common Stock which are covered by the Registration Statement, (ii) the Company files with an additional Registration Statement as and when required by Section 8(b)(1) and (iii) the Company maintains Net Cash, Cash Equivalent and Short-Term Investment Balances of at least $15,000,000, then the Company shall not be required to redeem any portion of this Note prior to the date which is 30 days after such Registration Restriction Inconvertibility occurs. If the Holder gives a Redemption Election to the Company by reason of a Maximum Share Amount Inconvertibility and, prior to the date the Company is required to redeem this Note or any portion hereof, the Company would have been able, within the limitations set forth in Section 2.4(a), to convert all of this Note (determined without regard to the limitation, if any, contained in the second sentence of
Section 2.1 and
regardless of whether this Note is, by its terms, convertible at such time) on any two Trading Days within any period of three consecutive Trading Days commencing after the period of ten consecutive Trading Days which gave rise to the applicable Inconvertibility Notice from the Company or the Holder, as the case may be, had the Holder given a Conversion Notice for conversion in full of this Note on each of such two Trading Days within such three-Trading Day period, then the Company shall not be required to redeem any of this Note by reason of such Redemption Election.

         (2) An Inconvertibility Notice or a Redemption Election given by the Holder shall be deemed for all purposes to be in proper form unless the Company notifies the Holder in writing within three Business Days after an Inconvertibility Notice or a Redemption Election has been given (which notice shall specify all defects in the Inconvertibility Notice or Redemption Election), and any Inconvertibility Notice or Redemption Election containing any such defect shall nonetheless be effective on the date given if the Holder promptly undertakes in writing to correct all such defects. In the absence of any such undertaking from the Holder, no such claim of error shall limit or delay performance of the Company's obligation to redeem the full amount of the Inconvertible Portion as to which a Redemption Election has been given and which is not in dispute.

         (c) Notwithstanding the giving of any Inconvertibility Notice by the Company to the Holder or the giving or the absence of any Inconvertibility Notice or Redemption Election by the Holders or any redemption of an Inconvertible Portion pursuant to Section 2.4(b), thereafter the provision of
Section 2.4(b) shall continue to be applicable on any occasion unless, in the case of a Maximum Share Amount Inconvertibility, the Stockholder Approval shall have been obtained or waived by the Nasdaq.

         (d) On each Redemption Date, the Company shall make payment in immediately available funds of the applicable Redemption Price to or upon the order of the Holder as specified by the Holder in writing to the Company at least one Business Day prior to such Redemption Date. If the Company is required to redeem any Inconvertible Portion pursuant to this Section 2.4, the Company shall make payment to the Holder of an amount equal to the Redemption Price. Upon redemption of less than all of this Note, promptly, but in no event later than three Business Days after surrender of this Note to the Company, the Company shall issue a replacement Note of like tenor having a principal amount equal to the principal amount of this Note remaining after such redemption.

         (e) If the Company shall have failed to pay in full the Redemption Price (other than by reason of a Maximum Share Amount Inconvertibility) or the Registration Redemption Price when the same is due and payable, without in any way relieving the Company of its obligation to pay such amount, the Holder shall have the right to convert into Common Stock the portion of this Note in respect of which such payment was not made into Common Stock in accordance with Section 2.1 (subject to the numerical limit contained in the second sentence of Section 2.1); provided, however, that the shares of Common Stock received by the Holder upon any such conversion in certain circumstances may be subject to restrictions on resale by the Holder arising under applicable securities laws to the extent not registered for resale by the Holder pursuant to the Registration Statement.

         (f) If the Company shall have failed to pay in full the Redemption Price for any portion (which, if applicable, may be all) of any Inconvertible Portion when the same is due and payable by reason of a Maximum Share Amount Inconvertibility and the Stockholder Approval shall not have been obtained, without in any way relieving the Company of its obligation to pay such amount in accordance with Sections 2.4(b) and 2.4(d), upon the written request of the Majority Holders, the Company shall use its commercially reasonable best efforts to obtain a waiver from the NASD of the requirement for Stockholder Approval for issuance of all shares of Common Stock issuable upon conversion of this Note and the Other Notes. If such a waiver, in form reasonably satisfactory to the Majority Holders, is not obtained within 15 days after the Company's receipt of such request from the Majority Holders, the Company promptly shall call a special meeting of its stockholders, to be held not later than 60 days after the expiration of the foregoing 15-day period, to seek the Stockholder Approval for issuance of all shares of Common Stock issuable upon conversion of this Note and the Other Notes in accordance with Section 2.1.

         (g) If the Holder  converts all or any portion of this Note pursuant to
Section 2.4(e), the amount of the Redemption Price or the Registration Redemption Price, as the case may be, due to the Holder with respect to the portion of this Note so converted shall be reduced by the principal amount of this Note so converted and the Company shall remain liable for payment of the premium, if any, included in such Redemption Price or Registration Repurchase Price, as the case may be.


                                   ARTICLE III

                                CERTAIN COVENANTS

         So long as at least $1,500,000 aggregate principal amount of this Note and the Other Notes remains outstanding:

         3.1 Limitations on Certain Indebtedness. The Company will not itself, and will not permit any Subsidiary to, create, assume, incur or in any manner become liable in respect of, including, without limitation, by reason of any business combination transaction (all of which are referred to herein as "incurring"), any Indebtedness other than Permitted Indebtedness.

         3.2 Tender Offers. The Company will not itself, and will not permit any Subsidiary to (1) make any Tender Offer for outstanding shares of Common Stock unless the Company contemporaneously therewith makes an offer, or (2) enter into an agreement regarding a Tender Offer for outstanding shares of Common Stock by any person other than the Company or any Subsidiary, unless such person agrees with the Company to make an offer, in either such case, to the Holder to purchase the same percentage of the outstanding principal amount of this Note held by the Holder as the percentage of outstanding shares of Common Stock offered to be purchased in such Tender Offer, at a price equal to the greater of
(i) an amount equal to the sum of (1) the sum of (A) the outstanding principal amount of this Note plus (B) accrued and unpaid interest on such principal amount to the date of payment plus (C) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (B) at the rate provided in this Note to the date of purchase pursuant to such Tender Offer plus (2) an amount equal to the product obtained by multiplying (a) the sum of the amounts stated in the immediately preceding clauses (1)(A) and (1)(B) times
(b) either (I) if the date of purchase pursuant to such Tender Offer is on or before the date which is 120 days after the Issuance Date, 12.5%, (II) if the date of purchase pursuant to such Tender Offer is on or after the date which is 121 days after the Issuance Date and on or before the date which is 270 days after the Issuance Date, 15.0%, and (III) if the date of purchase pursuant to such Tender Offer is on or after the 271st day after the Issuance Date, 20.0% and (ii) an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, but for the purchase pursuant to such Tender Offer, be issuable on conversion in accordance with Section 2.1 of the portion of this Note tendered by the Holder and any accrued and unpaid interest thereon and any accrued and unpaid Default Interest if a Conversion Notice were given by the Holder on the date of purchase pursuant to such Tender Offer (determined without regard to any limitation on conversion contained in the second sentence of Section 2.1) times (y) the highest price per share of Common Stock paid or payable pursuant to such Tender Offer.

         3.3 Payment of Obligations. The Company will pay and discharge, and will cause each Significant Subsidiary to pay and discharge, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings.

         3.4 Maintenance of Property; Insurance.

         (a) The Company will keep, and will cause each Significant Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

         (b) The Company will maintain, and will cause each Significant Subsidiary to maintain, with financially sound and responsible insurance companies, insurance in at least such amounts and against such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties.

         3.5 Conduct of Business and Maintenance of Existence. The Company will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Company, and will preserve, renew and keep in full force and effect, and will cause each Significant Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business.

         3.6 Compliance with Laws. The Company will comply, and will cause each Significant Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities and courts (including, without limitation, environmental laws) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its subsidiaries taken as a whole.

         3.7 Investment Company Act. The Company will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.


                                   ARTICLE IV

                                EVENTS OF DEFAULT

         If any of the following events of default (each, an "Event of Default") shall occur:

         4.1 Failure to Pay Principal or Interest. The Company fails (a) to pay the principal, Redemption Price, Repurchase Price or Registration Repurchase Price hereof when due, whether at maturity, upon redemption, upon acceleration or otherwise, as applicable, or (b) to pay any installment of interest hereon when due and, in the case of this clause (b) of this Section 4.1 only, such failure continues for a period of five Business Days after the due date thereof; or

         4.2 Conversion and the Shares. The Company fails to issue or cause to be issued shares of Common Stock to the Holder upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note or upon exercise of the Warrants or fails to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Note or in payment of interest on this Note or upon exercise of the Warrants as and when required by this Note, the Note Purchase Agreement, the Transfer Agent Agreement and the Warrants; or

         4.3 Breach of  Covenant.  The Company (a) fails to comply with  Section
3.1 or 3.2 or (b) fails to comply in any material  respect with any provision of
Article III of this Note (other than Section 3.1 or 3.2) or breaches any other material covenant or other material term or condition of this Note (other than as specifically provided in Sections 4.1, 4.2, 4.3(a)), the Note Purchase Agreement, the Transfer Agent Agreement or the Warrants, and in the case of this clause (b) of this Section 4.3 only, such breach continues for a period of fifteen (15) days after written notice thereof to the Company from the Holder or within 30 days after delivery of such notice if, and only if, such default is reasonably capable of cure within 30 days after such notice and at all times during such 30-day period the Company has been diligently taking action to cure such default and such cure cannot be completed within such 15-day period; or

         4.4   Breach  of   Representations   and   Warranties.   Any   material
representation or warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Note Purchase Agreement, the Transfer Agent Agreement and the Warrants) shall be false or misleading in any material respect when made; or

         4.5 Certain Voluntary Proceedings. The Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall admit in writing its inability generally to pay its debts as they become due; or

         4.6 Certain Involuntary Proceedings. An involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days; or

         4.7 Judgments. Any court of competent jurisdiction shall enter one or more final judgments against the Company or any Subsidiary or any of their respective properties or other assets in an aggregate amount in excess of $750,000, which is not vacated, bonded, stayed, discharged, satisfied or waived for a period of thirty (30) consecutive days; or

         4.8 Default Under Other Agreements. (a) The Company or any Subsidiary shall (i) default in any payment with respect to any indebtedness for borrowed money (other than this Note) which indebtedness has an outstanding principal amount in excess of $1,000,000 individually or $2,500,000 in the aggregate for the Company and its Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created or (ii) default in the observance or performance of any agreement, covenant or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such indebtedness to become due prior to its stated maturity and such default or event shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created (after giving effect to any consent or waiver obtained and then in effect thereunder); provided, however, that the events and conditions described in the preceding clauses (i) and (ii) shall not constitute an Event of Default unless and until the Company fails to take the action necessary to correct such event or condition within five (5) Business Days of becoming aware of such event or condition; or (b) any indebtedness of the Company or any of its Subsidiaries which has an outstanding principal amount in excess of $1,500,000 individually or $3,500,000 in the aggregate shall, in accordance with its terms, be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or required payment prior to the stated maturity thereof; provided, however, that the acceleration of any indebtedness as a result of the Company's relocation from its current facilities shall not constitute an Event of Default unless and until an event of default is declared under the instrument or agreement under which such indebtedness was created and such default is not cured by the Company within five Business Days of receipt of notice of such event of default; or

         4.9 Delisting of Common Stock. The Common Stock shall cease to be listed on any of Nasdaq, the NYSE or the AMEX and shall remain unlisted for a period of three (3) days;

then, (X) upon the occurrence and during the continuation of any Event of Default specified in

Section 4.1, 4.2, 4.3, 4.4, 4.7, 4.8, or 4.9 at the option of the Holder the Company shall, and upon the occurrence of any Event of Default specified in
Section 4.5 or 4.6, the Company shall, pay to the Holder an amount equal to the sum of (1) the product obtained by multiplying (a) the sum of (A) the outstanding principal amount of this Note plus (B) accrued and unpaid interest on such principal amount to the date of payment times (b) the applicable Acceleration Percentage plus (2) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (B) at the rate provided in this Note to the date of payment, and (Y) all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, reasonable legal fees and expenses, of collection, and (Z) the Holder shall be entitled to exercise all other rights and remedies available at law or in equity; provided, however, that if in connection with any Event of Default the Company shall not at such time be in compliance with Section 2.3(c), then in lieu of payment of the amount provided in the preceding clause (X) the Company shall pay to the Holder an amount equal to the amount which would be payable by the Company upon redemption of this Note in accordance with Section 2.3(c) as if the Company had exercised its right to redeem this Note pursuant to Section 2.3(c) on the date of such payment pursuant hereto.


                                    ARTICLE V

                      REPURCHASE UPON A REPURCHASE EVENT OR
                          REGISTRATION REPURCHASE EVENT

         5.1 Repurchase Right Upon Repurchase Event. If there shall occur a Repurchase Event, then the Holder shall have the right, at the Holder's option, to require the Company to repurchase all of this Note, or any portion hereof (in a minimum principal amount of $100,000 or integral multiples thereof (or such lesser remaining principal amount of this Note)), on the repurchase date that is five Business Days after the date of the Holder Notice delivered with respect to such Repurchase Event. The Holder shall have the right to require the Company to repurchase all or any such portion of this Note if a Repurchase Event occurs at any time while any portion of the principal amount of this Note is outstanding at a price equal to the Repurchase Price; provided, however, that if such right to require repurchase of this Note arises in connection with a transaction that
(i) is intended to qualify as a pooling of interests under the Pooling Standards and (ii) but for the exercise of repurchase rights under Section 5.1 of this Note and Section 5.1 of the Other Notes, may qualify as a pooling of interests under the Pooling Standards, then the Company may, in the reasonable exercise of its discretion, elect not to repurchase such Note in order to comply with the Pooling Standards.

         5.2 Notices; Method of Exercising Repurchase Rights, Etc.

         (a) On or before the fifth (5th) Business Day after the occurrence of a Repurchase Event, the Company shall give to the Holder a Company Notice of the occurrence of the Repurchase Event and of the repurchase right set forth herein arising as a result thereof. Such Company Notice shall set forth:

         (i) the date by which the repurchase right must be exercised, and

         (ii) a description of the procedure (set forth below) which the Holder must follow to exercise the repurchase right.

No failure of the Company to give a Company Notice or defect therein shall limit the Holder's right to exercise the repurchase right or affect the validity of the proceedings for the repurchase of this Note or portion hereof.

         (b) To exercise the repurchase right, the Holder shall deliver to the Company on or before the thirtieth (30th) day after a Company Notice (or if no such Company Notice has been given, within forty (40) days after the Holder first learns of the Repurchase Event) (i) a Holder Notice setting forth the name of the Holder and the principal amount of this Note to be repurchased, and (ii) this Note, duly endorsed for transfer to the Company of the portion of the principal amount of this Note to be repurchased. A Holder Notice may be revoked by the Holder at any time prior to the time the Company pays the applicable Repurchase Price to the Holder.

         5.3 Repurchase Right Upon Registration Repurchase Event. Upon the occurrence of a Registration Repurchase Event, the Holder shall have the right, at the Holder's option, to require the Company to repurchase all of this Note, or from time to time any portion hereof (in a minimum principal amount of $100,000 or integral multiples thereof (or such lesser remaining principal amount of this Note)), on the repurchase date that is five (5) Business Days after the date a Holder Registration Repurchase Notice is given by the Holder. The Holder shall exercise its right to require repurchase pursuant to this
Section 5.3 by giving a Holder Registration Repurchase Notice as follows: (i) if the Registration Repurchase Event occurs by reason of the Company's failure to timely file the Registration Statement with the SEC, within 30 days after such event or (ii) if the Registration Repurchase Event occurs by reason of the non-occurrence of the SEC Effective Date within 90 days after the Issuance Date, at any time prior to the SEC Effective Date. If the Holder shall have given a Holder Registration Repurchase Notice, the Company shall repurchase this Note or the portion of this Note as stated in such Holder Registration Repurchase Notice at a purchase price equal to the Registration Repurchase Price. A Holder Registration Repurchase Notice may be revoked by the Holder at any time prior to the time the Company pays the applicable Registration Repurchase Price.

         5.4 Other.

         (a) If the Company fails to repurchase on the applicable repurchase date this Note (or portion hereof) as to which the repurchase right has been properly exercised pursuant to this Article V, then the Repurchase Price or the Registration Repurchase Price, as the case may be, for the portion (which, if applicable, may be all) of this Note which is required to have been so repurchased shall bear interest to the extent not prohibited by applicable law from the applicable repurchase date until paid at the Default Rate.

         (b) If a portion of this Note is to be repurchased, upon surrender of this Note to the Company in accordance with the terms of this Article V, the Company shall execute and deliver to the Holder without service charge, a new Note or Notes, having the same date hereof and containing identical terms and conditions, in such denomination or denominations as requested by the Holder in aggregate principal amount equal to, and in exchange for, the unrepurchased portion of the principal amount of the Note so surrendered.

         (c) The Company shall notify the Holder of any claim by the Company of manifest error in a Holder Notice or a Holder Registration Repurchase Notice within three Business Days after the Holder gives such notice and no such claim of error shall limit or delay performance of the Company's obligation to repurchase such portion of the Note which is not in dispute and (ii) such notice shall be deemed for all purposes to be in proper form unless the Company notifies the Holder within one Business Day after such notice has been given (which notice from the Company shall specify all defects in such notice) and any Holder Notice or Holder Registration Repurchase Notice containing any such defect shall nonetheless be effective on the date given if the Holder promptly undertakes in writing to correct all such defects.


                                   ARTICLE VI

                               PAYMENT AT MATURITY

         6.1 Holder Election. The Holder shall have the right, exercisable at any time prior to the Maturity Date (or such later date as the Company may permit) by giving a Final Conversion Election, to elect that upon the Maturity Date the outstanding amount of this Note shall be converted into shares of Common Stock in accordance with Section 2.1. The Holder may make such election by giving notice of the Final Conversion Election at any time prior to the Maturity Date. If the Holder gives a Final Conversion Election, then on the Maturity Date the outstanding amount of this Note shall be converted into the number of shares of Common

Stock determined in accordance with Section 2.1 (determined without regard to the limitation, if any, on the Holder contained in the second sentence of
Section 2.1). Such conversion, however, shall be subject to the limitations contained in Section 2.4. The Company shall notify the Holder of any claim by the Company of manifest error in a Final Conversion Election within one Business Day after the Holder gives such Final Conversion Election and no such claim or error shall limit or delay performance of the Company's obligation to issue upon such conversion the number of shares of Common Stock which are not in dispute. A Final Conversion Election shall be deemed for all purposes to be in proper form unless the Company notifies the Holder within one Business Day after a Final Conversion Election has been given (which notice shall specify all defects in the Final Conversion Election) and any Final Conversion Election containing any such defect shall nonetheless be effective on the date given if the Holder promptly undertakes in writing to correct all such defects.

         6.2 Final Maturity Note Issuance.

         (a) If the Holder fails timely to make the Final Conversion Election, then as of the Maturity Date of this Note, the Company shall issue to the Holder a Final Maturity Note in the principal amount herein provided. The principal amount of the Final Maturity Note shall be (a) the sum of (1) the outstanding principal amount of this Note, (2) the amount of accrued and unpaid interest on such principal amount to the Maturity Date and (3) Default Interest, if any, on the amount referred to in the immediately preceding clause (2) to the Maturity Date less (b) the sum of (1) the principal amount of this Note, if any, which on the Maturity Date is inconvertible pursuant to Section 2.4, (2) accrued and unpaid interest on such principal amount to the Maturity Date and (3) Default Interest, if any, on the amount referred to in the immediately preceding clause
(2) to the Maturity Date. Notwithstanding the issuance of the Final Maturity Note, the Company shall remain liable for payment of all unpaid amounts due under this Note which are not included in the principal amount of the Final Maturity Note, including, without limitation, the Redemption Price and the Repurchase Price. If the Holder shall have failed to give a Final Conversion Election prior to the Maturity Date, then prior to issuance of the Final Maturity Note, the Company shall have the right within 15 days after the Maturity Date to contact the Holder and for a period of 15 days after such notice to seek a Final Conversion Election from the Holder; provided, however, that if the Holder fails to give a Final Conversion Election within such 15 days, the Company shall immediately issue the Final Maturity Note, which shall be dated the Maturity Date.

         (b) The Holder of this Note by its acceptance hereof, acknowledges and agrees that the Final Maturity Note shall bear a restrictive legend in substantially the following form (and a stop-transfer order to such effect may be placed against transfer of the Final Maturity Note):

This Final Maturity Note has not been registered under the Securities Act of 1933, as amended or any state securities laws. This Final Maturity Note has been acquired for investment only and may not be sold, transferred or assigned in the absence of such registration or an opinion of counsel reasonably satisfactory in form, scope and substance to the Company that such registration is not required.

         This Final Maturity Note may not be  transferred  except as provided in
Section 3.7 of the Final Maturity Note.


                                   ARTICLE VII

                                   DEFINITIONS

         7.1 Certain Defined Terms.

         (a) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Note.

         (b) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Acceleration Percentage" means with respect to the date of payment in full of the amount due in respect of this Note as set forth in clause (X) of
Article IV, the applicable percentage set forth below determined with respect to such date as follows:

     Date                                                             Percentage
     ----                                                             ----------

     Issuance Date to and including the 120th day thereafter            115.0%

     121st through 270th day after the Issuance Date                    117.5%

     On and after the 271st day after the Issuance Date                 122.5%

         "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or under common control with the subject Person. For purposes of the term "Affiliate", the term "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or to cause the direction of the management and policies of a Person, whether through the ownership of securities, by contract or otherwise.

         "Aggregated Person" means any person whose beneficial ownership of shares of Common Stock would be aggregated with the Holder's beneficial ownership of shares of Common Stock for purposes of Section 13(d) of the 1934 Act and Regulation 13D-G thereunder.

         "AMEX" means the American Stock Exchange, Inc.

         "Applicable Rate" means five percent (5%) per annum.

         "Business Combination Redemption Percentage" means for any redemption of this Note in accordance with Section 2.3(c) the applicable percentage set forth below:

     Redemption Date                                                  Percentage
     ---------------                                                  ----------

     Issuance Date through 180th day thereafter the Issuance Date       125.0%

     On and after the 181st day after the Issuance Date                 130.0%

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

         "Cash, Cash Equivalent and Short-Term Investment Balances" of the Company at any date shall be determined from the Company's books maintained in accordance with Generally Accepted Accounting Principles, and shall mean, without duplication, the sum of (1) the cash owned by the Company on such date,
(2) all assets which would on a balance sheet of the Company prepared as of such date in accordance with Generally Accepted Accounting Principles be classified as cash or cash equivalents and (3) all assets which would on a balance sheet of the Company prepared as of such date in accordance with Generally Accepted Accounting Principles be classified as short-term investments.

         "Common Stock" shall mean the Common Stock, $.01 par value, together with the related Preferred Share Purchase Rights or similar rights, of the Company or any shares of capital stock and related rights of the Company into which such stock shall be changed or reclassified after the Issuance Date.

         "Company" shall have the meaning provided in the first paragraph of this Note.

         "Company Certificate" means a certificate of the Company signed by an Officer.

         "Company Notice" means a Company Notice in the form attached hereto as Exhibit F.

         "Computed Price" for any date means the arithmetic average of the lowest per share Trading Price on the two Trading Days during the applicable Measurement Period for such date on which the two lowest per share Trading Prices occur.

         "Conversion Notice" means a Notice of Conversion of 5% Senior Custom Convertible Note due 2000 substantially in the form attached hereto as Exhibit A, properly completed and duly executed by the Holder or the Holder's attorney-in-fact.

         "Conversion Price" for any date means the arithmetic average of the lowest per share Trading Price on the two Trading Days during the applicable Measurement Period for such date on which the two lowest per share Trading Prices occur; provided, however, that on any date on or after January 19, 1998, the Conversion Price shall not be greater than 115% of the arithmetic average of the Market Price of the Common Stock for the period of twenty (20) consecutive Trading Days ending one Trading Day prior to January 19, 1998.

         "Default Interest" shall have the meaning provided in the first paragraph of this Note.

         "Default Rate" means 10 percent per annum (or such lesser rate equal to the highest rate permitted by applicable law).

         "Event of Default" shall have the meaning provided in Article IV.

         "Final Conversion Election" means a Holder Notice of Final Conversion of 5% Senior Custom Convertible Note in the form attached hereto as Exhibit I.

         "Final Maturity Note" shall mean a note issued by the Company in the form attached hereto as Exhibit J.

         "Generally Accepted Accounting Principles" for any Person means the generally accepted accounting principles and practices applied by such Person from time to time in the preparation of its audited financial statements.

         "Holder" shall have the meaning provided in the first paragraph of this Note.

         "Holder Notice" means a Holder Notice in the form attached hereto as Exhibit G.

         "Holder Registration Repurchase Notice" means a Holder Registration Repurchase Notice in the form attached hereto as Exhibit H.

         "Inconvertibility Day" means any Trading Day on which (x) the Company would not have been required to convert in accordance with Section 2.1 any portion of this Note as a consequence of the limitations set forth in Section 2.4(a) had the Holder converted this Note in full on such Trading Day, determined at the Conversion Price applicable on such Trading Day and without regard to the limitation, if any on the Holder contained in the second sentence of Section 2.1 or (y) on which the Company does not have reserved from its authorized and unissued shares of Common Stock for purposes of conversion of this Note and the Other Notes the number of shares of Common Stock so required to be reserved pursuant to Section 2.2.

         "Inconvertibility Notice" means a notice from the Company to the Holder in the form set forth in Exhibit B or a notice from the Holder to the Company in the form set forth in Exhibit C.

         "Inconvertible Portion" means (1) in the case of a Maximum Share Amount Inconvertibility, the portion of this Note (which, if applicable, shall be all of this Note) as shall not, on the Business Day immediately preceding the applicable Redemption Date, be convertible into shares of Common Stock by reason of the limitations set forth in Section 2.4(a) (determined without regard to the limitation, if any, on the Holder contained in the second sentence of Section 2.1), or (2) in the case of a Registration Restriction Inconvertibility, the portion of this Note (which, if applicable, shall be all of this Note) as shall not, on the Business Day immediately preceding the applicable Redemption Date, be convertible into shares of Common Stock which are covered by the Registration Statement and available for resale by the Holder pursuant to the Registration Statement.

         "Indebtedness" as used in reference to any Person means all indebtedness of such person for borrowed money, the deferred purchase price of property, goods and services and obligations under leases which are required to be capitalized in accordance with Generally Accepted Accounting Principles and shall include all such indebtedness guaranteed in any manner by such person or in effect guaranteed by such person through a contingent agreement to purchase and all indebtedness for the payment or purchase of which such person has contingently agreed to advance or supply funds and all indebtedness secured by mortgage or other lien upon property owned by such person, although such person has not assumed or become liable for the payment of such indebtedness, and, for all purposes hereof, such indebtedness shall be treated as though it has been assumed by such person.

         "Interest Payment Dates" shall mean each February 15, May 15, August 15 and November 15 and the Maturity Date.

         "Issuance Date" means the date this Note was issued to the original Holder of this Note.

         "Issuing Agent" means BankBoston, N.A., its successor or such other person who shall be serving as transfer agent and registrar for the Common Stock and who shall have been authorized by the Company to act as conversion agent for the Note in accordance with the Transfer Agent Agreement and the name, address and telephone number of whom shall have been given to the Holder by notice from the Company.

         "Majority Holders" means at any time the holders of this Note and the Other Notes which hold Notes and Other Notes which, based on the original principal amount thereof, represent a majority of the original aggregate principal amount of this Note and the Other Notes, whether or not outstanding at such time.

         "Mandatory Redemption Waiver" means a Mandatory Redemption Waiver in the form attached hereto as Exhibit E.

         "Market Price" of any security on any date shall mean the closing bid price of such security on such date on Nasdaq or such other securities exchange or other market on which such security is listed for trading which constitutes the principal securities market for such security, as reported by Nasdaq or such exchange or other market.

         "Maturity Date" means September [BEFORE SIGNING NOTE INSERT DAY OF CLOSING DATE], 2000.

         "Maximum Share Amount" means [INSERT PRO RATA PORTION OF 20% OF THE NUMBER OF SHARES OUTSTANDING IMMEDIATELY PRIOR TO THE TIME THE NOTE IS ISSUED] shares (such amount to be subject to equitable adjustment from time to time on terms reasonably acceptable to the Holder for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the Issuance Date) of Common Stock.

         "Maximum Share Amount Inconvertibility" means the occurrence of five or more Inconvertibility Days ending on or after the 90th day after the Issuance Date within any period of ten consecutive Trading Days.

         "Measurement Period" means with respect to any date the period of 20 consecutive Trading Days ending one Trading Day prior to such date.

         "Nasdaq" means the Nasdaq National Market.

         "1933 Act" means the Securities Act of 1933, as amended.

         "1934 Act" means the Securities Exchange Act of 1934, as amended.

         "Net Cash, Cash Equivalent and Short-Term Investment Balances" means at any time the Company's Cash and Cash Equivalent Balances less the sum of (1) the amount of any outstanding Indebtedness of any Person which is secured in whole or in part by Cash and Cash Equivalent Balances plus (2) the maximum amount which is not outstanding and which may be borrowed pursuant to any revolving credit facility or any commitment to lend of or to any Person which at the time it becomes outstanding will be secured in whole or in part by Cash and Cash Equivalent Balances.

         "Note" means this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

         "Note Purchase Agreement" shall mean the Note Purchase Agreement, dated as of September 8, 1997, by and between the Company and the original Holder of this Note.

         "NYSE" shall mean the New York Stock Exchange, Inc.

         "Officer" means the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer of the Company.

         "Other Notes" means the several 5% Senior Custom Convertible Notes due 2000 issued by the Company pursuant to the Other Note Purchase Agreements.

         "Other Note Purchase Agreements" means the several Note Purchase Agreements, dated as of the date of the Note Purchase Agreement, between the Company and the several buyers named therein.

         "Payment Shares" means the shares of Common Stock and the related Preferred Share Purchase Rights issuable in payment of interest on this Note in accordance with Section 1.1.

         "Permitted Indebtedness" means

         (1) Indebtedness not in excess of $8.0 million aggregate principal amount which is either (x) outstanding on the Issuance Date and which would be reflected on a balance sheet of the Company as of the Issuance Date prepared in accordance with Generally Accepted Accounting Principles or (y) Indebtedness incurred after the Issuance Date pursuant to commitments available to the Company under its lease line in effect on the date of execution and delivery of this Agreement;

         (2) Indebtedness incurred after the Issuance Date consisting of (A) equipment lease obligations or other equipment financings which are required to be capitalized in accordance with Generally Accepted Accounting Principles; (B) Indebtedness incurred in connection with the acquisition of furnitures, fixtures and equipment; and (C) Indebtedness incurred after the Issuance Date that is secured solely by the Company's interest in real estate, improvements to real estate and office and laboratory facilities;

         (3) Indebtedness incurred in connection with a strategic alliance, collaboration, joint venture, partnership or other similar arrangement of the Company with another Person which is engaged in a business similar to or related to the business of the Company; and

         (4) Indebtedness (other than as permitted by the preceding clauses (1) through (4)) in a principal amount not in excess of $3 million outstanding at any one time;

so long as (x) in the case of  Indebtedness  permitted by the preceding  clauses
(2) through (4), on the date of incurrence of such Indebtedness no Event of Default has occurred and is continuing, and (y) in the case of Indebtedness permitted by the preceding clause (2), the aggregate amount thereof (other than any amount thereof permitted by clause (1)(y) of this definition) outstanding at any one time does not exceed $12 million.

         "Permitted Transferee" means any person who is (1) an "accredited investor" as defined in Regulation D under the 1933 Act and (2) a Person which
(A) has the same investment adviser as the Holder or the holder of any of the Other Notes, (B) has an investment adviser which is under common control with the investment adviser to the Holder or the holder of any of the Other Notes or
(C) is an Affiliate of the Holder or the holder of any Other Note.

         "Person"  means  an  individual,   partnership,   corporation,  limited
liability company, trust or incorporated organization, and a government or a governmental agency or political subdivision.

         "Pooling Standards" means Opinion No. 16 of the Accounting Principles Board

(or any successor accounting standard of the Financial Accounting Standards Board (or any successor or replacement Person or board the accounting pronoucements of which are applicable to issuers having a class of securities registered pursuant to Section 12(b) or 12(g) of the 1934 Act)) and any applicable requirements of the SEC relating to pooling of interests accounting for business combination transactions, in each case as in effect from time to time.

         "Preferred Share Purchase Rights" means the Preferred Share Purchase Rights issued or issuable pursuant to the Rights Agreement (or any similar right hereafter issued by the Company with respect to the Common Stock).

         "Redemption Date" means the date which is five Business Days after the date the Holder gives a Redemption Election to the Company.

         "Redemption Election" means (1) a notice by the Holder to the Company substantially in the form set forth in Exhibit D or (2) a notice by the Holder to the Company included in the form of Inconvertibility Notice set forth in Exhibit C.

         "Redemption Election Period" means, with respect to a particular Maximum Share Amount Inconvertibility or Registration Restriction Inconvertibility, the period of ten Business Days after the later of (x) the date an Inconvertibility Notice with respect to such Maximum Share Amount Inconvertibility or Registration Restriction Inconvertibility is given or (y) the date such Inconvertibility Notice was required to have been given by the Company.

         "Redemption Percentage" means with respect to each Redemption Date, the applicable percentage set forth below determined with respect to such date as follows:

     Redemption Date                                                  Percentage
     ---------------                                                  ----------

     Issuance Date through and including the 120th day thereafter       112.5%

     121st through 270th day after the Issuance Date                    115.0%

     On and after the 271st day after the Issuance Date                 120.0%

         "Redemption Price" means an amount in cash equal to the sum of (1) the product obtained by multiplying (A) the sum of (i) the principal amount of this Note to be redeemed on a particular Redemption Date plus (ii) accrued and unpaid interest on such principal amount to such Redemption Date times (B) the applicable Redemption Percentage plus (2) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (1)(A)(ii) at the rate provided in this Note to such Redemption Date.

         "Registration Repurchase Event" means the occurrence of either of the following events:

         (a) the Company fails to file the Registration Statement within the 30-day period provided in Section 8(a)(1) of the Note Purchase Agreement; or

         (b) the SEC Effective Date shall not have occurred on or before the date which is 90 days after the Issuance Date.

         "Registration Repurchase Price" means an amount in cash equal to the sum of (1) the product obtained by multiplying (A) the sum of (i) the principal amount of this Note to be repurchased plus (ii) accrued and unpaid interest on such principal amount to the date of such repurchase times (B) 115%, plus (2) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (1)(A)(ii) at the rate provided in this Note to the date of repurchase in accordance with Article V.

         "Registration Restriction Inconvertibility" means that, notwithstanding Rule 416 under the 1933 Act or the provisions of Section 8(b) of the Note
Purchase Agreement, the Registration Statement is not deemed to cover such indeterminate number of additional shares of Common Stock as shall be issuable upon conversion of this Note based on changes from time to time in the Conversion Price, and on any five Trading Days ending on or after the SEC Effective Date within any period of ten consecutive Trading Days the number of shares of Common Stock issuable upon conversion of this Note in full had this Note been converted in full into Common Stock on each such Trading Day, determined at the Conversion Price applicable on each such Trading Day and without regard to the limitation, if any, on the Holder contained in the second sentence of Section 2.1, would exceed the number of shares of Common Stock covered by the Registration Statement and available for sale by the Holder pursuant to the Registration Statement.

         "Registration Statement" means the Registration Statement required to be filed by the Company with the SEC pursuant to Section 8(a) of the Note Purchase Agreement.

         "Repurchase Event" means the occurrence of any one or more of the following events:

         (a) For any period of five consecutive Trading Days following the date hereof there shall be no reported sale price of the Common Stock on any of Nasdaq, the NYSE or the AMEX;

         (b) The Common Stock ceases to be listed for trading on Nasdaq, the NYSE or the AMEX;

         (c) Any consolidation or merger of the Company or any Subsidiary with or into another entity (other than a merger or consolidation of a Subsidiary into the Company or a wholly-owned Subsidiary) where the stockholders of the Company immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation or merger immediately following such transaction; or the sale of all or substantially all of the assets of the Company and its Subsidiaries;

         (d) The adoption of any amendment to the Company's Certificate of Incorporation (other than any certificate designating a series of preferred stock of the Company) which materially and adversely affects the rights of the Holder or the taking of any other action which materially and adversely affects the rights of the Holder;

         (e) The inability of the Holder for (x) 20 Trading Days (whether or not consecutive) during the period commencing on the SEC Effective Date and ending on the first anniversary of the Issuance Date or (y) 60 Trading Days (whether or not consecutive) during the period from the SEC Effective Date to the Maturity Date, to sell shares of Common Stock issued upon conversion of this Note pursuant to the Registration Statement required to be filed by the Company pursuant to the Note Purchase Agreement (1) by reason of the requirements of the 1933 Act, the 1934 Act or any of the rules or regulations under either thereof or (2) due to the Registration Statement containing any untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading or other failure of the Registration Statement to comply with the rules and regulations of the SEC; or

         (f) The occurrence of any Event of Default specified in Article IV of this Note.

         "Repurchase Price" means with respect to any repurchase pursuant to Sections 5.1 and 5.2 an amount in cash equal to the sum of (1) the product obtained by multiplying the sum of (A) the outstanding principal amount of this Note plus (B) accrued and unpaid interest on such principal amount to the date of such repurchase times (x) 112.5%, if the date of such repurchase is on or before the 120th day after the Issuance Date, (y) 115.0%, if the date of such repurchase is on or after the 121st day after the Issuance Date and on or before the 270th day after the Issuance Date, or (z) 120.0%, if the date of such repurchase is on or after the 271st day after the Issuance Date plus (2) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (1)(B) at the rate provided in this Note to the date of such repurchase.

         "Rights Agreement" means the Rights Agreement, dated as of August 1, 1995, by and between the Company and Boston EquiServe, as Rights Agent.

         "SEC" means the Securities and Exchange Commission.

         "SEC Effective Date" means the date on which the Registration Statement is first declared effective by the SEC.

         "Significant Subsidiary" means a Subsidiary which is a "significant subsidiary," as that term is defined in Rule 1-02(w) of Regulation S-X of the SEC as in effect on the date of this Agreement.

         "Stock  Payment  Option"  shall have the  meaning  provided  in Section
1.1(a).

         "Stockholder Approval" means the approval by a majority of the votes cast by the holders of shares of Common Stock (in person or by proxy) at a meeting of the stockholders of the Company (duly convened at which a quorum was present), or a written consent of holders of shares of Common Stock entitled to such number of votes given without a meeting, of the issuance by the Company of 20% or more of the outstanding Common Stock of the Company for less than the greater of the book or market value of such Common Stock on conversion of the Note and the Other Notes, as and to the extent required under Rule 4460(i) of Nasdaq (or any successor or replacement provision thereof).

         "Subsidiary" means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

         "Tender Offer" means a tender offer or exchange offer.

         "Trading Day" means a day on which either the national securities exchange or Nasdaq which then constitutes the principal securities market for the Common Stock is open for general trading.

         "Trading Price" on any date means the lowest sale price (regular way) for one share of the Common Stock on such date, on the first applicable among the following: (a) the national securities exchange on which the shares of Common Stock are listed which constitutes the principal securities market for the Common Stock, (b) Nasdaq, (c) the Nasdaq SmallCap Market or (d) such other market as at the time constitutes the principal trading market for the Common Stock, in any such case as reported by Bloomberg, L.P. (subject to equitable adjustment from time to time on terms reasonably acceptable to the Majority Holders for (i) stock splits, (ii) stock dividends, (iii) combinations, (iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock at a price per share less than the Trading Price which would otherwise be applicable, (vi) the distribution by the Company to all holders of Common Stock of evidences of indebtedness of the Company or cash (other than regular quarterly cash dividends), (vii) tender offers by the Company or any subsidiary of the Company or other repurchases of shares of Common Stock in one or more transactions which, individually or in the aggregate, result in the purchase of more than 10% of the Common Stock outstanding and (viii) similar events relating to the Common Stock, in each such case which occur on or after the Execution Date); provided, however, that if on any Trading Day there shall be no reported sale price (regular way) of the Common Stock, the "Trading Price" on such Trading Day shall be the lowest sale price (regular way) of the Common Stock on the Trading Day next preceding such Trading Day on which a sale price (regular way) for the Common Stock has been so reported.

         "Transaction Documents" means this Note, the Note Purchase Agreement, the Final Maturity Note, the Transfer Agent Agreement, the Warrants and the other agreements, instruments and documents contemplated hereby and thereby.

         "Transfer Agent Agreement" means the Transfer Agent Agreement, dated as of September 8, 1997, by and among the Company, the Issuing Agent, the original Holder of this Note and the Original Holders of the Other Notes.

         "Warrants" means Common Stock Purchase Warrants of the Company issued to the original holder of this Note pursuant to the Note Purchase Agreement.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 Failure or Indulgency Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         8.2 Notices. Except as otherwise specifically provided herein, any notice herein required or permitted to be given shall be in writing and may be personally served, sent by telephone line facsimile transmission or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served, sent by telephone line facsimile transmission or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Company (telephone line facsimile transmission number ____________); and the address of the Company shall be 351 Galveston Drive, Redwood City, California 94063-4720, Attention: Vice President, Finance (telephone line facsimile transmission number (650) 306-4016). A copy of any notice to the Company pursuant to this Note shall also be provided to Cooley Godward LLP, 3000 El Camino Real, Palo Alto, California 94306, Attention: Brian Cunnigham and Suzanne Sawochka Hooper (telephone line facsimile transmission number (650) 857-0663). The Holder or the Company may change its address for service by service of written notice to the other as herein provided.

         8.3 Amendment Provision. Neither this Note or any Other Note nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Majority Holders, provided that no such change, waiver, discharge or termination shall, without the consent of the Holder and the holders of the Other Notes affected thereby, (i) extend the scheduled final maturity of this Note or any Other Note, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) hereon or thereon or reduce the principal amount hereof or thereof or the Redemption Price, Repurchase Price or Registration Repurchase Price, (ii) amend, modify or waive any provision of this Section 8.3, (iii) reduce any percentage specified in, or otherwise modify, the definition of Majority Holders or (iv) except as provided in this Note, change the method of calculating the Conversion Price in a manner adverse to the Holder.

         8.4 Assignability. This Note shall be binding upon the Company and its successors, and shall inure to the benefit of and be binding upon the Holder and its successors and permitted assigns. The Company may not assign its rights or obligations under this Note.

         8.5 Certain Expenses. The Company shall pay on demand all expenses incurred by the Holder, including reasonable attorneys' fees and expenses, as a consequence of, or in connection with, (x) any default or breach of any of the Company's obligations set forth in the Transaction Documents and (y) the enforcement or restructuring of any right of, including the collection of any payments due, the Holder under the Transaction Documents, including any action or proceeding relating to such enforcement or any order, injunction or other process seeking to restrain the Company from paying any amount due the Holder.

         8.6 Governing Law. This Note shall be governed by the internal laws of the

State of California, without regard to the principles of conflict of laws.

         8.7 Transfer of Note. This Note has not been and is not being registered under the provisions of the 1933 Act or any state securities laws and this Note may not be transferred unless (1) the transferee is a Permitted Transferee and (2) the Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that this Note may be sold or transferred without registration under the 1933 Act. Prior to any such transfer, such transferee shall have represented in writing to the Company that such transferee has requested and received from the Company all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company deemed relevant by such transferee; that such transferee has been afforded the opportunity to ask questions of the Company concerning the foregoing and has had the opportunity to obtain and review the Registration Statement and the prospectus included therein, each as amended or supplemented to the date of transfer to such transferee, and the reports and other information concerning the Company which at the time of such transfer have been filed by the Company with the SEC pursuant to the 1934 Act and which are incorporated by reference in such prospectus as of the date of such transfer. If such transfer is intended to assign the rights and obligations under Sections 5(a), 5(b) and 8 of the Note Purchase Agreement, such transfer shall otherwise be made in compliance with Section 10.7 of the Note Purchase Agreement.

         8.8 Enforceable Obligation. The Company represents and warrants that at the time of the original issuance of this Note it received the full purchase price payable pursuant to the Note Purchase Agreement in an amount at least equal to the original principal amount of this Note, and that this Note is an enforceable obligation of the Company which is not subject to any offset, reduction, counterclaim or disallowance of any sort.

         8.9 Certain Amounts. Whenever pursuant to this Note the Company is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Company and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Company represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Company and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

         8.10 Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Note and (a) in the case of loss, theft or destruction, of indemnity from the Holder reasonably satisfactory in form to the Company (and without the requirement to post any bond or other security) or (b) in the case of mutilation, upon surrender and cancellation of this Note, the Company will execute and deliver to the Holder a new Note of like tenor. In connection with the issuance of any such new Note, the Holder shall pay or reimburse the Company for the reasonable and documented attorneys' fees and expenses incurred by the Company in connection therewith (but not in excess of $500.00 for each such issuance).

         IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer on the day and in the year first above written.

                                                       SUGEN, INC.



                                                       By:______________________
                                                           Name:
                                                           Title:

                                                                       Exhibit A

                              NOTICE OF CONVERSION
                  OF 5% SENIOR CUSTOM CONVERTIBLE NOTE DUE 2000
                                 OF SUGEN, INC.

To: SUGEN, Inc.                                  with a copy to:
    351 Galveston Drive
    Redwood City, California  94063-4720         Cooley Godward LLP
                                                 5 Palo Alto Square
    Attention:  Vice President, Finance          3000 El Camino Real
                                                 Palo Alto, California  94306
    Primary Facsimile No.:  (650) 306-4016
    Alternative Facsimile No. (if primary not    Attention:   Brian C.
       functioning):  (650) 369-0741                            Cunningham, Esq.
                                                              Suzanne Sawochka
                                                                Hooper, Esq.

                                                 Facsimile No.:  (650) 857-0663
    BankBoston N.A.,
       as Issuing Agent
    150 Royall Street
    Canton, Massachusetts 02021

    Attention:   Ms. Debra Spearin,
                 Special Issuances

    Facsimile No.:  (617) 575-2804


         (1) Pursuant to the terms of the 5% Senior Custom Convertible Note due 2000 (the "Note"), the undersigned hereby elects to convert $___________ of the Note, equal to the sum of $___________ principal amount of the Note,
$___________ of accrued and unpaid interest on such principal amount and $___________ of Default Interest on such interest into shares of Common Stock of SUGEN, INC., a Delaware corporation (the "Company"), at a Conversion Price per share equal to $___________. Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

         (2) The number of shares of Common Stock issuable upon the conversion of the Note to which this Notice relates is ___________.

         (3) If the conversion of the Note by this Notice is based on the Trading Prices during a Measurement Period, set forth below or on a schedule which accompanies this Notice are the Trading Prices during the Measurement Period applicable to this Notice and an indication of the two Trading Prices used to determine the Conversion Price set forth above.

                       Date                                 Trading Price
                       ----                                 -------------

                ___________, ______                     $____________________

                ___________, ______                     $____________________

                ___________, ______                     $____________________

                ___________, ______                     $____________________

                ___________, ______                     $____________________

                ___________, ______                     $____________________

                ___________, ______                     $____________________

                ___________, ______                     $____________________

                ___________, ______                     $____________________

                ___________, ______                     $____________________

                ___________, ______                     $____________________

                ___________, ______                     $____________________

                ___________, ______                     $____________________

                ___________, ______                     $____________________

                ___________, ______                     $____________________

                ___________, ______                     $____________________

                ___________, ______                     $____________________

                ___________, ______                     $____________________

                ___________, ______                     $____________________

                ___________, ______                     $____________________

         (4) Please issue a certificate or certificates for __________ shares of Common Stock in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:


                  _____________________                 _____________________
                  Name                                  Name


                  _____________________                 _____________________
                  Address                               Address


                  _____________________                 _____________________
                  SS or Tax ID Number                   SS or Tax ID Number

                  Delivery Instructions
                  for Common Stock:



         (5) The Holder hereby represents to the Company that the exercise of conversion rights contained herein does not violate the provisions of Section
2.1 of the Note relating to beneficial ownership in excess of 4.9% of the Common Stock.

         (6) The Holder hereby represents and warrants that it has complied and will comply with the applicable requirements of Sections 8(c)(3) and 8(c)(5) of the Note Purchase Agreement with respect to the shares of Common Stock issuable upon the conversion of the Note to which this Notice relates.

         (7) If the shares of Common Stock issuable upon conversion of the Note have not been registered under the Securities Act of 1933, as amended (the "Act"), the undersigned represents and warrants that (i) the shares of Common Stock issuable upon the conversion of the Note to which this Notice relates are being acquired for the account of the undersigned for investment, and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and (ii) the undersigned is an "accredited investor" as defined in Regulation D under the 1933 Act. The undersigned further agrees that (A) such shares shall not be sold or transferred unless either (i) they first shall have been registered under the 1933 Act and applicable state securities laws or (ii) the Company shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Company to the effect that such sale or transfer is exempt from the registration requirements of the 1933 Act and (B) until such shares are registered under the 1933 Act, the Company may place a legend on the certificate(s) for the shares to that effect and place a stop-transfer restriction in its records relating to the shares.



                                             NAME:



Date _________________________               ___________________________________
                                                  Signature of Registered Holder
                                                  (Must  be  signed  exactly  as
                                                  name appears in the Note.)

                                                                       Exhibit B

                         COMPANY INCONVERTIBILITY NOTICE
         (Section 2.4(b) of 5% Senior Custom Convertible Note due 2000)

TO:_______________________
     (Name of Holder)

         (1) Pursuant to the terms of the 5% Senior Custom Convertible Note due 2000 (the "Note"), SUGEN, Inc., a Delaware corporation (the "Company"), hereby notifies the above-named Holder:

         (a) On _______________ (fill in date) five Inconvertibility Days had occurred in a period of ten Trading Days and on such date $__________ (fill in amount) of principal of the Note and the related interest, if any, became inconvertible by reason of the occurrence of five Inconvertibility Days within a period of ten consecutive Trading Days.

         (b) The five Inconvertibility Days covered by this Notice and the applicable Conversion Price on each such day are as follows:

____________________, ___________       $____________

____________________, ___________       $____________

____________________, ___________       $____________

____________________, ___________       $____________

____________________, ___________       $____________

         (2) The Inconvertibility Days referred to in this Notice relate to (check (a) or (b)):


|_|      (a) Maximum Share Amount Inconvertibility

|_|      (b) Registration Restriction Inconvertibility

         (3) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

Date _________________________                            SUGEN, INC.



                                                          By____________________

                                                                       Exhibit C

                         HOLDER INCONVERTIBILITY NOTICE
         (Section 2.4(b) of 5% Senior Custom Convertible Note due 2000)

TO:      SUGEN, INC.

         (1) Pursuant to the terms of the 5% Senior Custom Convertible Note due 2000 (the "Note"), the undersigned (the "Holder"), hereby notifies SUGEN, Inc., a Delaware corporation (the "Company"):

         (a) On ____________ (fill in date) five Inconvertibility Days had occurred in a period of ten Trading Days and on such date $___________ (fill in amount) of principal of the Note and the related interest, if any, became inconvertible by reason of the occurrence of five Inconvertibility Days within a period of ten consecutive Trading Days.

         (b) The five Inconvertibility Days covered by this Notice and the applicable Conversion Price on each such day are as follows:

____________________, ___________       $____________

____________________, ___________       $____________

____________________, ___________       $____________

____________________, ___________       $____________

____________________, ___________       $____________

         (2) The Inconvertibility Days referred to in this Notice relate to (check (a) or (b)):


|_|      (a) Maximum Share Amount Inconvertibility

|_|      (b) Registration Restriction Inconvertibility

         (3) If the following date and amounts are completed in this Notice, the Holder hereby directs the Company to redeem the principal amount set forth below (and the related interest) in accordance with Section 7(a) of the Certificate of Designations set forth below:

         (a) Principal amount of Note to be redeemed: __________ (fill in)

         (b) On ______________ (fill in Redemption Date), the Company shall pay the Holder the Redemption Price of the portion (which, if applicable, may be all) of the Note to be redeemed of $____________. The Redemption Price is equal to the sum of (1) the product obtained by multiplying (A)(i) $_____________ (fill in) of principal plus (ii) $____________ of accrued and unpaid interest on such principal amount to such Redemption Date times (B) ______________% (fill in applicable Redemption Percentage) plus (2) $ of accrued and unpaid Default Interest (if any) to such Redemption Date.

         (4) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.


Date _________________________                     NAME OF HOLDER:

                                                   _____________________________


                                                   By___________________________
                                                      Title:

                                                                       Exhibit D

                           HOLDER REDEMPTION ELECTION
                       (Section 2.4(b) of 5% Senior Custom
                           Convertible Note due 2000)


TO:      SUGEN, INC.

         (1) Pursuant to the terms of the 5% Senior Custom Convertible Note due 2000 (the "Note"), the undersigned (the "Holder") hereby notifies SUGEN, Inc., a Delaware corporation (the "Company"), that the Holder is exercising its right to require the Company to redeem a portion (which, if applicable, may be all) of the Note as set forth below in accordance with Section 2.4(b) of the Note. On _______________ (fill in Redemption Date), the Company shall pay the Holder the Redemption Price of $________________. The Redemption Price is equal to the sum of (1) the product obtained by multiplying (A)(i) $________________ (fill in) of principal plus (ii) $________________ of accrued and unpaid interest on such principal amount to such Redemption Date times (B) ________________% (fill in applicable Redemption Percentage) plus (2) $________________ of accrued and unpaid Default Interest (if any) to such Redemption Date.

         (2) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.


Date                                               NAME OF HOLDER:

                                                   _____________________________


                                                   By___________________________

                                                                       Exhibit E

                           MANDATORY REDEMPTION WAIVER

         SUGEN,   Inc.,  a  Delaware   corporation  (the  "Company"),   and  the
undersigned holder (the "Holder") of the Company's 5% Senior Custom Convertible Note due 2000 (the "Note") hereby agree as follows:

         1. The Company's or the Holder's Inconvertibility Notice given on ________________ (the "Waiver Commencement Date"), if any, is hereby rescinded and the Note shall not be redeemed pursuant to Section 2.4 of the Note by reason of such Inconvertibility Notice or any inconvertibility of the Note which may arise pursuant to Section 2.4 of the Note during the period ending on the date set forth below in this Section 1 (the "Waiver Period").

         Date for end of Waiver Period: _______________________ , 19___

         2. If this Mandatory Redemption Waiver is given in connection with a Registration Restriction Inconvertibility, promptly, but in no event later than the date which is 15 days after the date of this Mandatory Redemption Waiver, the Company shall file a Registration Statement with the SEC relating to the resale by the Holder of the number of Registrable Securities (as defined in the Note Purchase Agreement) set forth below in this Section 2, which Registration Statement may be constituted in any manner which does not have the effect of suspending or terminating the effectiveness of any and all Registration Statements filed by the Company pursuant to Section 8(b)(1) of the Note Purchase Agreement or otherwise with respect to the Registrable Securities which names the Holder as a selling stockholder, and shall thereafter use its best efforts to obtain effectiveness of such Registration Statement. Such Registration Statement shall in all respects be deemed a Registration Statement (as defined in the Note).

         Number of Registrable Securities: ________________

         3. If the Company shall default in the performance of its obligations set forth herein, this Mandatory Redemption Waiver shall cease to be of further force and effect and the rights, liabilities and obligations of the parties shall be restored to those which would have existed in the absence of this Mandatory Redemption Waiver.

         4. This Agreement shall be governed by the laws of the State of California. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided in the Note.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers or other representatives thereunto duly authorized as of the respective dates set forth below.

                                                   SUGEN, INC.



                                                   By___________________________
                                                         Title:

                                                   Date:________________________


                                                   NAME OF HOLDER:

                                                   _____________________________



                                                   By___________________________
                                                         Title:

                                                   Date:________________________

                                                                       Exhibit F

                                 COMPANY NOTICE
         (Section 5.2(a) of 5% Senior Custom Convertible Note due 2000)

TO:______________________
        (Name of Holder)


         (1) A Repurchase Event described in the 5% Senior Custom Convertible Note due 2000 (the "Note") of SUGEN, Inc., a Delaware corporation (the "Company"), occurred on ______________, ___________. As a result of such Repurchase Event, the Holder is entitled to exercise its repurchase rights pursuant to Section 5.2 of the Note.

         (2) The Holder's repurchase right must be exercised on or before ______________, __________.

         (3) At or before the date set forth in the preceding paragraph (2), the Holder must:

     (a) deliver to the Company a Holder Notice, in the form attached as Exhibit G to the Note; and

     (b) the Note, duly endorsed for transfer to the Company of the portion of the principal amount to be repurchased.

         (4) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.


Date _________________________                    SUGEN, INC.



                                                  By____________________________
                                                      Title:

                                                                       Exhibit G

                                  HOLDER NOTICE
         (Section 5.2(b) of 5% Senior Custom Convertible Note due 2000)

TO:      SUGEN, INC.

         (1) Pursuant to the terms of the 5% Senior Custom Convertible Note due 2000 (the "Note"), the undersigned Holder hereby elects to exercise its right to require repurchase by the Company pursuant to Sections 5.2(a) and 5.2(b) of $______________ of the Note, equal to the sum of $______________ principal amount of the Note, $______________ of accrued and unpaid interest on such principal amount and $ of Default Interest on such interest at the Repurchase Price provided in the Note.

         (2) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.


     Date:                                           NAME OF HOLDER:





                                                     By_________________________
                                                        Signature of  Registered
                                                        Holder  (Must be  signed
                                                        exactly as name  appears
                                                        in the Note.)

                                                                       Exhibit H

                      HOLDER REGISTRATION REPURCHASE NOTICE
           (Section 5.3 of 5% Senior Custom Convertible Note due 2000)

                                 TO: SUGEN, INC.

         (1) Pursuant to the terms of the 5% Senior Custom Convertible Note due 2000 (the "Note"), the undersigned Holder hereby elects to exercise its right to require repurchase by the Company pursuant to Section 5.3 of $______________ of the Note, equal to the sum of $______________ principal amount of the Note, $______________ of accrued and unpaid interest on such principal amount and $______________ of Default Interest on such interest at the Registration Repurchase Price provided in the Note.

         (2) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.


     Date: ___________________                       NAME OF HOLDER:





                                                     By_________________________
                                                        Signature of  Registered
                                                        Holder  (Must be  signed
                                                        exactly as name  appears
                                                        in the Note.)

                                                                       Exhibit I

                        HOLDER NOTICE OF FINAL CONVERSION
                  OF 5% SENIOR CUSTOM CONVERTIBLE NOTE DUE 2000

TO:      SUGEN, INC.


         (1) Pursuant to the terms of the 5% Senior Custom  Convertible Note due
2000  (the  "Note"),   issued  by  SUGEN,  Inc.,  a  Delaware  corporation  (the
"Company"), the undersigned Holder of the Note hereby elects (check one)


|_| To convert the principal amount of the Note, accrued and unpaid interest on such principal amount and Default Interest on such interest into shares of Common Stock of the Company which is outstanding on the Maturity Date.


|_| To receive a Final Maturity Note in the form attached to the Note as Exhibit J in accordance with Section 6.2 of the Note.

         (2) In connection with this certificate the Holder hereby represents to the Company as follows:

         (a) If the Holder hereby elects to exercise its conversion rights, it will not violate the provisions of Section 2.1 of the Note relating to beneficial ownership in excess of 4.9% of the Common Stock.

         (b) If the Holder has selected conversion of the Note and the shares of Common Stock issuable upon conversion of the Note have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), the undersigned represents and warrants that (i) such shares of Common Stock are being acquired for the account of the undersigned for investment, and not with a view to, or
for  resale  in  connection  with,  the  distribution   thereof,  and  that  the
undersigned has no present intention of distributing or reselling such shares and (ii) the undersigned is an "accredited investor" as defined in Regulation D under the 1933 Act. The undersigned further agrees that (A) such shares shall not be sold or transferred unless either (i) they first shall have been registered under the 1933 Act and applicable state securities laws or (ii) the Company first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Company to the effect that such sale or transfer is exempt from the registration requirements of the 1933 Act and (B) until such shares are registered under the 1933 Act, the Company may place a legend on the certificate(s) for the shares to that effect and place a stop-transfer restriction in its records relating to the shares.

         (c) It is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the 1933 Act by reason of Rule 501(a)(3).

         (3) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

                                                NAME OF HOLDER:

Date _________________________



                                                By______________________________


                                                Title:__________________________

                                                                       Exhibit J

THIS FINAL MATURITY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR ANY STATE SECURITIES LAWS. THIS FINAL MATURITY NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE 1933 ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THIS FINAL MATURITY NOTE MAY NOT BE TRANSFERRED EXCEPT AS PROVIDED IN SECTION 3.7.

                                   SUGEN, INC.

                               FINAL MATURITY NOTE

New York, New York                                                     $________
            , 2005                                              No.

         FOR VALUE RECEIVED, SUGEN, INC., a Delaware corporation (hereinafter called the "Company"), hereby promises to pay to , [Address], or registered assigns (the "Holder") or order, the sum of Dollars ($ ), on [before signing the Final Maturity Note, insert month and day of the Note's Issuance Date], 2005, and to pay interest on the unpaid principal balance hereof at the rate of thirteen and three quarters percent (13.75%) per annum from the date hereof, until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. Any amount of principal of or interest on this Final Maturity Note which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date thereof until the same is paid ("Default Interest"). Interest shall be payable on the 1st day of each April and October, commencing on April 1, 2001, and at maturity (the "Interest Payment Dates"). Interest on this Final Maturity Note shall be computed on the basis of a 360-day year of 12 30-day months and actual days elapsed.

         All payments of principal of and interest on this Final Maturity Note shall be made in lawful money of the United States of America, or, at the option of the Company and subject to the provisions of this Final Maturity Note, interest payable on the Interest Payment Dates may be paid in whole or in part in fully paid and nonassessable shares of Common Stock, $.01 par value, or any shares of capital stock and related rights of the Company into which such stock shall hereafter be changed or reclassified (the "Common Stock"). All cash payments shall be made by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Final Maturity Note. Whenever any amount expressed to be due by the terms of this Final Maturity Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is not a business day and, in the case of any Interest Payment Date which is not the date on which this Final Maturity Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Final Maturity Note, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

         The obligations of the Company under this Final Maturity Note shall rank in right of payment on a parity with all other unsubordinated obligations of the Company for indebtedness for borrowed money or the purchase price of property. This Final Maturity Note is issued pursuant to a 5% Senior Custom Convertible Note due 2000 issued by the Company (the "Note").

         The following terms shall apply to this Final Maturity Note:


                                    ARTICLE I

                      PREPAYMENT; INTEREST IN COMMON STOCK

         1.1 Prepayment. The Company shall have the right to prepay this Final Maturity Note in whole at any time or in any part from time to time.

         1.2 Issuance of Common Stock in Lieu of Cash Interest. (a) If the Company exercises its option to make a payment of interest on this Final Maturity Note wholly or partly in shares of Common Stock (herein sometimes called the "Stock Payment Option"), the issuance of shares of Common Stock upon such exercise of the Stock Payment Option shall have been authorized by the Board of Directors of the Company.

         (b) The Company shall not be permitted to exercise the Stock Payment Option with respect to any payment of interest on this Final Maturity Note if:

         (i) the number of shares of Common Stock authorized, unissued and unreserved for all purposes, or held in the Company's treasury, is insufficient to pay the portion of such interest to be paid in Common Stock;

         (ii) the issuance or delivery of shares of Common Stock pursuant to the Stock Payment Option or the public resale of such shares by the Holder would require registration with or approval of any governmental authority under any law or regulation, and such registration or approval has not been effected or obtained or is not in effect and the Registration Statement is unavailable for use by the Holder for the resale of such shares;

         (iii) the shares of Common Stock to be issued upon exercise of the Stock Payment Option have not been authorized for listing, upon official notice of issuance, on the principal securities exchange on which the Common Stock is then listed and traded;

         (iv) the Computed Price is less than the par value of the Common Stock;

         (v) an Event of Default (as defined herein) has occurred and is continuing; or

         (vi) the Common Stock is neither (i) listed or admitted for trading on a national securities exchange nor (ii) quoted on the Nasdaq National Market.

         (c) If the Stock Payment Option is elected, the Company shall issue and dispatch or cause to be dispatched to the Holder one or more certificates for the aggregate number of whole shares of Common Stock determined by dividing the per share Computed Price of the Common Stock on the applicable Interest Payment Date into the total amount of lawful money of the United States of America which the Holder would receive if the aggregate amount of interest on this Final Maturity Note which is being paid in shares of Common Stock were being paid in such lawful money; provided, however, that if in connection with any such election the Company shall have failed to deliver the appropriate number of shares of Common Stock to the Holder within three business days after the applicable Interest Payment Date, then the Company shall not be entitled to use the Stock Payment Option in respect of such Interest Payment Date, such cash interest shall be immediately due and payable and the Company shall pay the interest for such Interest Payment Date in cash with Default Interest, at the rate provided in this Note, from such Interest Payment Date until paid. No fractional shares will be issued in payment of interest on this Final Maturity Note. In lieu thereof, the Company may issue a number of shares of Common Stock which reflects a rounding up to the next whole number or may pay lawful money of the United States of America. The shares of Common Stock issued or to be issued by the Company in payment of interest on this Final Maturity Note are sometimes referred to herein as the "Payment Shares."

         (d) If the Company exercises the Stock Payment Option with respect to a payment of interest on this Final Maturity Note, the Company shall deliver to the Holder, on or prior to the date on which Payment Shares for such payment of interest on this Final Maturity Note are to be received by the Holder, a Company Certificate setting forth (i) the total amount of the interest payment to which the Holder is entitled, (ii) the portion of the interest payment being made in Payment Shares, (iii) the number of Payment Shares allocable to such payment, as calculated pursuant to this Section 1.2, (iv) any rounding adjustment to such number or any payment necessary to be made pursuant to Section 1.2(c), (v) a brief statement of the facts requiring such adjustment, (vi) the number of Payment Shares issuable with respect to each $100 of interest on this Final Maturity Note after such adjustment and (vii) a brief statement that none of the conditions set forth in Section 1.2(b) has occurred and is existing. Such Company Certificate shall be accompanied by the certificates, each duly issued in the name of the Holder, representing the Payment Shares. Such Company Certificate shall be conclusive evidence of the correctness of the calculation of the number of Payment Shares allocable to the payments to which such Company Certificate relates and of any adjustments to such number made pursuant to this
Section 1.2 in the absence of manifest error. In addition, on or before the pertinent payment date, the Company shall cause the transfer agent for the Common Stock to prepare and issue the certificates representing the Payment Shares in the name of the Holder before being so delivered by the Company.

         (e) The Payment Shares, when issued pursuant to and in compliance with this Section 1.2, shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of Common Stock; the issuance and delivery thereof is in all respects hereby authorized; and the issuance thereof, together with lawful money of the United States of America, if any, paid in lieu of fractional shares of such Common Stock, will be, and for all purposes shall be deemed to be, in full discharge and satisfaction of the Company's obligation to pay the interest on this Final Maturity Note to which such Payment Shares relate.

         (f) As used in this Final Maturity Note, the following terms shall have the meanings provided herein:

         (1) "Company Certificate" means a certificate of the Company signed by an Officer.

         (2) "Computed Price" for any date means arithmetic average of the per share Trading Price during the Measurement Period with respect to such date.

         (3) "Measurement Period" means, with respect to any date, the period of five consecutive trading days ending three trading days prior to such date.

         (4) "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, any Senior Vice President or the Chief Financial Officer of the Company.

         (5) "Other Final Maturity Notes" means the several Final Maturity Notes issued by the Company pursuant to the Other Notes.

         (6) "Other Notes" means the several 5% Senior Custom Convertible Notes due 2000 issued by the Company.

         (7) "Trading Day" means a day on which either the national securities exchange or Nasdaq which then constitutes the principal securities market for the Common Stock is open for general trading.

         (8) "Trading Price" on any date means the closing bid price for one share of the Common Stock on such date, on the first applicable among the following: (a) the national securities exchange on which the shares of Common Stock are listed which constitutes the principal securities market for the Common Stock or (b) the Nasdaq National Market, in either case as reported by Bloomberg, L.P. (subject to equitable adjustment from time to time on terms reasonably acceptable to the Holder for (i) stock splits,
     (ii) stock dividends, (iii) combinations, (iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock at a price per share less than the Trading Price which would otherwise be applicable, (vi) the distribution by the Company to all holders of Common Stock of evidences of indebtedness of the Company or cash (other than regular quarterly cash dividends), (vii) tender offers by the Company or any subsidiary of the Company or other repurchases of shares of Common Stock in one or more transactions which, individually or in the aggregate, result in the purchase of more than ten percent of the Common Stock outstanding and (viii) similar events relating to the Common Stock, in each such case which occur during a particular Measurement Period).

         (9) "Transaction Documents" means this Final Maturity Note, the Note, the Note Purchase Agreement and the other agreements, instruments and documents contemplated hereby and thereby.


                                   ARTICLE II

                                EVENTS OF DEFAULT

         If any of the following events of default (each, an "Event of Default") shall occur:

         2.1 Failure to Pay Principal or Interest. The Company fails (a) to pay the principal hereof when due, whether at maturity, upon redemption, upon acceleration or otherwise or (b) to pay any installment of interest hereon when due and, in the case of this clause (b) of this Section 2.1 only, such failure continues for a period of ten (10) business days after the due date thereof;

         2.2 Breach of Covenant. The Company breaches any material covenant or other material term or condition of this Final Maturity Note (other than as specifically provided in Section 2.1 hereof), and such breach continues for a period of twenty (20) days after written notice thereof to the Company from the Holder or within 60 days after delivery of such notice if and only if, such default is reasonably capable of cure and during such 60-day period, the Company has been diligently taking action to cure such default and such cure cannot be completed within such 20-day period;

         2.3 Breach of Representations and Warranties. Any representation or warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Note Purchase Agreement) shall be false or misleading in any material respect when made;

         2.4 Certain Voluntary Proceedings. The Company or any significant subsidiary (as defined in Section 1.02(w) of Regulation S-X of the Securities and Exchange Commission) of the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall admit in writing its inability generally to pay its debts as they become due;

         2.5 Certain Involuntary Proceedings. An involuntary case or other proceeding shall be commenced against the Company or any significant subsidiary of the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days;

         2.6 Judgments. Any court of competent jurisdiction shall enter one or more final judgments against the Company or any subsidiary of the Company or any of their respective properties or other assets in an aggregate amount in excess of $1,500,000, which is not vacated, bonded, stayed, discharged, satisfied or waived for a period of thirty (30) consecutive days; or

         2.7 Default Under Other Agreements. (a) The Company or any subsidiary shall (i) default in any payment with respect to any indebtedness for borrowed money (other than this Final Maturity Note) which indebtedness has an outstanding principal amount in excess of $2,000,000 individually or $5,000,000 in the aggregate for the Company and its subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created or (ii) default in the observance or performance of any agreement, covenant or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such indebtedness to become due prior to its stated maturity and such default or event shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created (after giving effect to any consent or waiver obtained and then in effect thereunder); or (b) any such indebtedness of the Company or any of its subsidiaries shall, in accordance with its terms, be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or required payment prior to the stated maturity thereof;

then upon the occurrence and during the continuation of any Event of Default specified in Section 2.1, 2.2, 2.3, 2.6 or 2.7 at the option of the Holder the Company shall, and upon the occurrence of any Event of Default specified in
Section 2.4 or 2.5, the Company shall, pay to the Holder an amount equal to the sum of (A) the outstanding principal amount of this Final Maturity Note plus (B) accrued and unpaid interest on such principal amount to the date of payment plus
(C) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (B) at the rate provided in this Final Maturity Note to the date of payment and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.


                                   ARTICLE III

                                  MISCELLANEOUS

         3.1 Failure or Indulgency Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         3.2 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served, sent by telephone line facsimile transmission or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served, sent by telephone line facsimile transmission or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Company (telephone line facsimile transmission number (_)______-_______ ); and the address of the Company shall be 351 Galveston Drive, Redwood City, California 94063-4720 Attention: Vice President, Finance (telephone line facsimile transmission number (650) 306-4016. A copy of any notice to the Company pursuant to this Note shall also be provided to Cooley Godward LLP, 3000 El Camino Real, Palo Alto, California 94306,
Attention: Brian Cunningham and Suzanne Sawochka Hooper (telephone line facsimile transmission number (650) 857-0663). The Holder or the Company may change the address for service by service of written notice to the other as herein provided.

         3.3 Amendment Provision. The term "Final Maturity Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

         3.4 Assignability. This Final Maturity Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of and be binding upon the Holder and its successors and permitted assigns.

         3.5 Certain Expenses. The Company shall pay on demand all expenses incurred by the Holder, including reasonable attorneys' fees and expenses, as a consequence of, or in connection with, (x) any default or breach of any of the Company's obligations set forth in the Transaction Documents and (y) the enforcement or restructuring of any right of, including the collection of any payments due, the Holder under the Transaction Documents, including any action or proceeding relating to such enforcement or any order, injunction or other process seeking to restrain the Company from paying any amount due the Holder.

         3.6 Governing Law. This Final Maturity Note shall be governed by the internal laws of the State of California, without regard to the principles of conflict of laws.

         3.7 Transfer of Final Maturity Note. This Note has not been and is not

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


being registered under the provisions of the 1933 Act or any state securities laws and this Note may not be transferred unless (1) the transferee is a Permitted Transferee and (2) the Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that this Note may be sold or transferred pursuant without registration under the 1933 Act. Prior to any such transfer, such transferee shall have represented in writing to the Company that such transferee has requested and received from the Company all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company deemed relevant by such transferee; that such transferee has been afforded the opportunity to ask questions of the Company concerning the foregoing and has had the opportunity to obtain and review the Registration Statement and the prospectus included therein, each as amended or supplemented to the date of transfer to such transferee, and the reports and other information concerning the Company which at the time of such transfer have been filed by the Company with the SEC pursuant to the 1934 Act and which are incorporated by reference in such prospectus as of the date of such transfer. "Permitted Transferee" means any person who is (1) an "accredited investor" as defined in Regulation D under the 1933 Act and (2) a Person which
(A) has the same investment adviser as an Investor of the holder of any of the Other Notes, (B) has an investment adviser which is under common control with the investment adviser to an Investor or the holder of any of the Other Notes or
(C) is an Affiliate of any Investor of the holder of any Other Note.

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


         IN WITNESS WHEREOF, the Company has caused this Final Maturity Note to be signed in its name by its duly authorized officer on the day and in the year first above written.

                                                          SUGEN, INC.



                                                          By
                                                            Name:
                                                            Title:

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